Exhibit 10.1
SECURITIES PURCHASE AGREEMENT
This Securities Purchase Agreement (this “Agreement”) is dated as of August 16, 2023 (the “Effective Date”), by and among COMPASS Pathways plc, a public limited company incorporated under the laws of England and Wales (the “Company”), and each purchaser identified on Exhibit A attached hereto (each a “Purchaser” and collectively the “Purchasers”).
WHEREAS, the Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).
WHEREAS, each Purchaser wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) ordinary shares of the Company, nominal value £0.008 per share (the “Ordinary Shares”) represented by American Depositary Shares (“ADSs”) and (ii) warrants to purchase the Company’s Ordinary Shares represented by ADSs, in the form attached hereto as Exhibit B (the “Warrants”), as applicable.
WHEREAS, the Company has engaged Morgan Stanley & Co. LLC and Cowen and Company, LLC (dba TD Cowen) as its placement agents (the “Placement Agents”) for the offering of the Securities (as defined below).
NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser, severally and not jointly, agree as follows:
1.DEFINITIONS
1.1Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth in this Section 1.1:
“ADSs” means the Company’s American Depositary Shares, each representing one (1) Ordinary Share.
“Attribution Parties” means, collectively, the following Persons and entities: (i) any direct or indirect Affiliates of the Purchaser, (ii) any Person that is deemed to beneficially own Ordinary Shares as a result of beneficial ownership thereby by the Holder or any of the Holder’s Affiliates, (iii) any group that includes the Purchaser or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company’s Securities would or could be aggregated with the Purchaser and the other Attribution Parties for purposes of Section 13(d) or Rule 16a-1(a)(1) promulgated pursuant to Section 16 of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively the Purchaser and all other Attribution Parties to the Maximum Percentage.
“Business Day” means any day other than a Saturday, a Sunday or other day on which commercial banks in New York, New York or London, United Kingdom are authorized or required by law or regulation to close.
“Closing” means the closing of the purchase and sale of the ADSs and Warrants on the Closing Date pursuant to Section 2.1(a) of this Agreement.
“Closing Date” means August 18, 2023.
“Commission” means the United States Securities and Exchange Commission.

Exhibit 10.1
“Deposit Agreement” means that certain deposit agreement (as may be amended from time to time), dated as of September 22, 2020, by and among the Company, the Depositary, and all holders and beneficial owners of ADSs issued thereunder.
“Depositary” means Citibank, N.A. as depositary under the Deposit Agreement.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“FDA” means the United States Food and Drug Administration.
“GAAP” means U.S. generally accepted accounting principles consistently applied.
“Material Adverse Effect” means a circumstance that (i) has or would reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) has or would reasonably be expected to have a material adverse effect on the business, general affairs, management, assets, condition (financial or otherwise), prospects, earnings, liabilities, results of operations or properties of the Company and its subsidiaries (as defined below) taken as a whole.
“Maximum Percentage” means 19.99% of the issued and outstanding Ordinary Shares (including Ordinary Shares represented by ADSs) immediately after giving effect to the applicable purchase of ADSs and Warrants (assuming the Warrants were exercised to the extent permitted by the terms thereof) if exceeding that limit would result in a change of control under Nasdaq Listing Rule 5635(b) or any successor rule.
“Nasdaq” means the Nasdaq Global Select Market. “Registrable Securities” means the Registrable Shares and the Shareholders’ Shares.
“Registrable Shares” means the (i) ADSs issued and sold hereunder and (ii) the Warrant Shares; provided, however, that a security shall cease to be a Registrable Share upon the earliest to occur of the following: (i) a Resale Registration Statement registering such security under the Securities Act has been declared or becomes effective and such security has been sold or otherwise transferred by the holder thereof pursuant to and in a manner contemplated by such effective Resale Registration Statement, (ii) such security is sold pursuant to Rule 144 under circumstances in which any legend borne by such security relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed by the Company, (iii) such security is eligible to be sold by the holder pursuant to Rule 144 without condition or restriction, including without any limitation as to volume of sales, and without the holder complying with any method of sale requirements or notice requirements under Rule 144, and without the need for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), or (iv) such security shall cease to be outstanding following its issuance.
“Resale Registration Statement” shall mean any registration statement required to be filed by Section 4.1 below, and shall include any preliminary prospectus, final prospectus, exhibit or amendment included in or relating to such registration statements.
“Requisite Purchasers” means, collectively, such Purchasers holding at least a majority of the Registrable Shares outstanding from time to time.
“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

Exhibit 10.1
“SEC Reports” means collectively all reports, schedules, forms, statements and other documents required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since January 1, 2022, including the exhibits thereto and documents incorporated by reference therein.
“Securities” means the ADSs and Warrants.

“Shareholders’ Agreement” means the Amended and Restated Shareholders’ Agreement, dated as of August 7, 2020, by and between the Company and the founders and investors named therein.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO of the Exchange Act, but shall be deemed to not include the location or reservation of borrowable Ordinary Shares or ADSs.
“Shareholders’ Shares” means the “Registrable Securities” as defined under the Shareholders’ Agreement for which registration rights have not been waived.

“subsidiary” means any individual or entity the Company wholly owns or controls, or in which the Company, directly or indirectly, owns a majority of the voting stock or share capital or similar voting interest, in each case that would be disclosable pursuant to Item 601(b)(21) of Regulation S-K promulgated under the Securities Act.
“Trading Day” means (i) if the ADSs are then listed on the Nasdaq, NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market or the New York Stock Exchange, then a day on which the ADSs are traded on such exchange, (ii) if the ADSs are listed on OTCQB or OTCQX, then a day on which the ADSs are traded on such markets, or (iii) if the ADSs are not then listed for trading on OTCQB or OTCQX, and if prices for the ADSs are then reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), then a day on which the ADSs are traded on such market.
“Transaction Documents” means this Agreement, the Warrants and any other documents or agreements executed and delivered to the Purchasers in connection with the transactions contemplated hereunder.
“Warrant Shares” means the ADSs issuable upon exercise of the Warrants.
References in this Agreement to (1) the Company issuing and selling ADSs to the Purchasers, and similar or analogous expressions, shall be understood to include references to the Company allotting and issuing the new Ordinary Shares underlying those ADSs to the Depositary or its nominee and procuring the issue of ADSs representing such Ordinary Shares by the Depositary or its nominee to the Purchasers; and (2) the purchase of, or payment for, any ADSs, and similar or analogous expressions, shall be understood to refer to the subscription for the Ordinary Shares underlying those ADSs, as well as deposit of the Ordinary Shares for ADSs representing such Ordinary Shares, and the payment of the subscription moneys in respect of such Ordinary
Shares.

2.PURCHASE AND SALE
2.1Closing.
(a)At the Closing, upon the terms set forth herein, the Company hereby agrees to issue and sell to each Purchaser, and each Purchaser agrees to purchase from the Company, severally and not jointly with any other Purchaser, (i) the number of ADSs set forth opposite such Purchaser’s

Exhibit 10.1
name under the heading “Number of ADSs to be Purchased at the Closing” on Exhibit A hereto and (ii) a Warrant to purchase the number of Warrant Shares set forth opposite such Purchaser’s name under the heading “Number of Warrant Shares Underlying Warrants to be Issued at the Closing” on Exhibit A hereto (subject to the terms and conditions of the Warrants). The ADSs will be sold at the Closing in fixed combinations with the Warrants as units, with each Purchaser receiving one (1) accompanying Warrant to purchase 16,076,750 ADSs with each one (1) ADS purchased by such Purchaser. The purchase price per ADS and accompanying Warrant shall be $7.775 of which an amount equal to £0.008 per Warrant Share shall be held by the Company and applied towards the nominal value of each Warrant Share to be issued by the Company upon exercise of such Warrant. The Purchaser agrees that it shall not be entitled to the return or refund of all, or any portion, of such pre-funded nominal value under any circumstance or for any reason whatsoever, including in the event the Warrant shall not have been exercised pursuant to its terms.
(b)At the Closing, each Purchaser shall deliver to the Company via wire transfer of immediately available funds equal to the purchase price to be paid by such Purchaser for the Securities acquired by it as set forth opposite such Purchaser’s name under the heading “Aggregate Closing Purchase Price” on Exhibit A hereto, and the Company shall deliver to each Purchaser its respective Securities in the amounts set forth opposite such Purchaser’s name on Exhibit A hereto, deliverable at the Closing on the Closing Date in accordance with Section 2.2 of this Agreement. The Closing shall occur remotely via the exchange of documents on the Closing Date or such other time and location as the parties shall mutually agree.
(c)Notwithstanding anything to the contrary contained herein, no Purchaser shall purchase at the Closing (and any such purchase shall be null and void and treated as if never made) that number of Securities to the extent that immediately prior to or after giving effect to such purchase, such Purchaser, together with the other Attribution Parties, collectively would beneficially own in excess of the Maximum Percentage immediately after giving effect to such purchase. For purposes of the foregoing sentence, the aggregate number of Ordinary Shares and ADSs beneficially owned by the Purchaser and the other Attribution Parties shall include the number of Ordinary Shares and ADSs held by the Purchaser and all other Attribution Parties plus the number of ADSs purchased at the Closing with respect to which the determination of such sentence is being made, but shall exclude the number of ADSs which would be issuable upon (i) exercise of any Warrant acquired by the Purchaser or any of the other Attribution Parties under this Agreement and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including any convertible securities or warrants) beneficially owned by the Purchaser or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 2.1(c). For purposes of this Section 2.1(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act, it being acknowledged by the Purchaser that the Company is not representing to the Purchaser that such calculation is in compliance with Section 13(d) of the Exchange Act and the Purchaser is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2.1(c) applies, the determination shall be in the sole discretion of the Purchaser, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2.1(c), in determining the number of outstanding ADSs the Purchaser may purchase at the Closing without exceeding the Maximum Percentage, the Purchaser may rely on the number of outstanding Ordinary Shares (including Ordinary Shares represented by ADSs) as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and Current Reports on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company setting forth the number of Ordinary Shares (including Ordinary Shares represented by ADSs)

Exhibit 10.1
outstanding. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2.1(c) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 2.1(c)) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this Section 2.1(c) may not be waived. As used in this Section 2.1(c), (i) “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act and (ii) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.
2.2Deliveries; Closing Conditions.
(a)Closing. At the Closing, the Company shall deliver or cause to be delivered to each Purchaser, as applicable, the Warrants, registered in the name of the Purchaser (or its nominee in accordance with its delivery instructions), to purchase up to the number of Warrant Shares set forth opposite the name of such Purchaser under the heading “Number of Warrant Shares Underlying Warrants” on Exhibit A attached hereto (and subject to the terms and conditions of the Warrants). At the Closing, the Company shall allot and issue Ordinary Shares to its Depositary and direct its Depositary to issue the relevant number of ADSs to each Purchaser (or its nominee in accordance with its delivery instructions) and procure that the Company’s registrars will update the register of members of the Company accordingly. Promptly after the Closing, the Company will deliver or cause to be delivered to each Purchaser book-entry security entitlements in respect of ADSs, purchased by such Purchaser at the Closing, registered in such Purchaser’s name (or in the name of its nominee in accordance with its delivery instructions). Such delivery shall be against payment of the purchase price therefor by such Purchaser by wire transfer of immediately available funds to the Company in accordance with the Company’s written wire instructions delivered to such Purchaser at least one Business Day prior to the Closing Date. If the Closing has not occurred for any reason on or prior to three Business Days after the Closing Date, the Company shall promptly (but not later than one Business Day thereafter) return the amount previously wired to the Company and set forth opposite such Purchaser’s name under the heading “Aggregate Closing Purchase Price” on Exhibit A hereto to each Purchaser by wire transfer of United States dollars in immediately available funds to the account specified by such Purchaser, and any book entries for the Securities shall be deemed canceled; provided that, unless this Agreement has been terminated pursuant to Section 6.1 hereof, such return of funds shall not terminate this Agreement or relieve such Purchaser of its obligations to purchase, or the Company of its obligations to issue and sell, the Securities at the Closing.
(b)Company Deliveries. At or prior to Closing, the Company will deliver or cause to be delivered to each Purchaser (other than item (viii)) and to each Placement Agent (with respect to items (iii) through (viii) below) the following:
(i)this Agreement and the Warrants duly executed by the Company;
(ii)the Company’s wire instructions;
(iii)an opinion of Goodwin Procter LLP, U.S. counsel for the Company, dated as of the Closing Date, in a form reasonably satisfactory to the Purchasers;
(iv)an opinion of Goodwin Procter (UK) LLP, U.K. counsel for the Company, dated as of the Closing Date, in a form reasonably satisfactory to the Purchasers;

Exhibit 10.1
(v)a certificate of an executive officer of the Company, dated as of the Closing Date in form and substance reasonably satisfactory to the Purchasers;
(vi)a certificate signed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of the Closing Date in form and substance reasonably satisfactory to the Purchasers;
(vii)a certificate from the UK Registrar of Companies with respect to the Company; and
(viii)a lock-up agreement executed by each of the Company’s executive officers and directors (in their capacities in such positions) restricting sales for a period of 60 days from the Closing Date.
(c)Purchaser Deliveries. At or prior to Closing, each Purchaser will deliver or cause to be delivered to the Company the following:
(i)this Agreement duly executed by such Purchaser; and
(ii)the total purchase price in cash, U.S. dollars, opposite such Purchaser’s name on Exhibit A by wire transfer of immediately available funds and the Company shall have received such total purchase price.
(d)Closing Conditions. The respective obligations of the Company, on the one hand, and the Purchasers, on the other hand, hereunder in connection with the Closing are subject to the following conditions being met, any of which may be waived by a Purchaser or the Company (each as to itself, only, respectively):
(i)the accuracy in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be accurate in all respects) on the Closing Date, of the representations and warranties contained herein (unless made as of a specified date therein (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be accurate in all respects) as of such specified date) of the Company (with respect to the obligations of the Purchasers) and the Purchasers (with respect to the obligations of the Company);
(ii)all obligations, covenants and agreements of the Company (with respect to the obligations of the Purchasers) and the Purchasers (with respect to the obligations of the Company) required to be performed at or prior to the Closing Date shall have been performed in all material respects;
(iii)(A) as to the Company, the delivery by each Purchaser of the items set forth in Section 2.2(c) of this Agreement, and (B) as to each Purchaser, the delivery by the Company of the items set forth in Section 2.2(b) of this Agreement;
(iv)there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and
(v)no stop order or suspension of trading shall have been imposed by Nasdaq, the SEC or any other governmental or regulatory body with respect to public trading in the ADSs.
3.REPRESENTATIONS AND WARRANTIES

Exhibit 10.1
3.1Representations and Warranties of the Company. Except as set forth in the SEC Reports, which disclosures serve to qualify these representations and warranties in their entirety, the Company represents and warrants to the Purchasers and the Placement Agents that the statements contained in this Section 3.1 are true and correct as of the date hereof and as of the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date):
(a)SEC Reports. The Company has filed all SEC Reports required to be filed since January 1, 2022. The SEC Reports, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. There are no material outstanding or unresolved comments from the staff of the Commission with respect to any of the SEC Reports. As of the date hereof, the Company meets the requirements for the use of Form S-3 under the Securities Act.
(b)Financial Statements. The financial statements, together with the related notes, of the Company included in the SEC Reports comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the financial position of the Company as of the dates indicated and the results of Company operations and the changes in Company cash flows for the periods specified; and such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods covered thereby, except in the case of unaudited financial statements, which are subject to normal immaterial year-end adjustments, and any supporting schedules in the SEC Reports which present fairly in all material respects the information required to be stated therein. Additionally, the Company has not extended or maintained credit, arranged for the extension of credit, modified or renewed an extension of credit, in the form of a personal loan or otherwise, to or for any director or executive officer of the Company. The accountants who certified the Financial Statements are independent public accountants as required by the Securities Act and the Exchange Act and the regulations thereunder and the Public Company Accounting Oversight Board.
(c)No Material Adverse Effect. Since the date of the most recent audited financial statements of the Company included in the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof: (i) there has not been any change in the share capital (other than the issuance of Ordinary Shares (including Ordinary Shares represented by ADSs) upon exercise of share options and warrants described as outstanding in, and the grant of options and awards under existing equity incentive plans and certain other agreements described in the SEC Reports or otherwise publicly disclosed), short-term debt or long-term debt of the Company or any of its subsidiaries, and there has not been any declaration or payment by the Company of any dividend or any authorization or payment by the Company of any distribution on any of the capital stock of the Company or any Material Adverse Effect; (ii) there has not been any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, except for changes in the ordinary course of business which have not had and would not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and (iii) the Company has not entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, except in each case as otherwise disclosed in the SEC Reports.
(d)Organization. The Company and each of its subsidiaries have been duly incorporated and are validly existing as corporations or other legal entities under the laws of their respective

Exhibit 10.1
jurisdictions of incorporation, are duly qualified to do business in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power (corporate or otherwise) and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in the SEC Reports.
(e)Capitalization. As of the Closing Date, after giving effect to the issuance of the Securities and Warrant Shares, the issued and outstanding shares in the Company’s share capital will be no less than the issued and outstanding shares disclosed in the Company’s most recent filing with the Commission; the authorized, issued and outstanding share capital of the Company is as set forth in the SEC Reports as of the dates set forth therein. All the outstanding share capital of the Company has been duly and validly authorized and issued and is fully paid and non-assessable and is not subject to any pre-emptive or similar rights (save for those that have been validly waived or disapplied in accordance with applicable law) and has been issued in compliance with the Company’s articles of association, the UK Companies Act 2006 (the “Companies Act”) and applicable federal and state securities laws. Except as described in or expressly contemplated by the SEC Reports, there are no outstanding rights (including pre-emptive rights (save for those granted under applicable law)), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of share capital or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any share capital of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the share capital of the Company conforms in all material respects to the description thereof contained in the SEC Reports; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.
(f)Due Authorization. This Agreement has been duly authorized, executed and delivered by the Company and the Company has full right, power and authority to execute and deliver the Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder. All action required to be taken for the due and proper authorization, execution and delivery by the Company of the Transaction Documents and the consummation by the Company of the transactions contemplated hereby and thereby has been duly and validly taken. The Transaction Documents constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except (x) as limited by applicable bankruptcy, examinership, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights and remedies generally, (y) as limited by equitable principles generally, including any laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (z) insofar as indemnification and contribution provisions may be limited by applicable law.
(g)The Securities. The Ordinary Shares underlying the ADSs to be issued and sold by the Company at the Closing have been duly authorized by the Company (including pursuant to section 551 of the Companies Act) and, when such ADSs are issued and delivered and paid for as provided herein, such Securities will be duly and validly issued, will be fully paid and nonassessable and will conform in all material respects to the descriptions thereof in the SEC Reports; and the issuance of the Securities and Warrant Shares is not subject to any preemptive or similar rights (save for those that have been validly waived or disapplied in accordance with applicable law). The entry by the Company into the Warrants has been duly authorized by the

Exhibit 10.1
Board of Directors of the Company and, upon their execution and delivery, the Warrants will be valid and binding obligations, enforceable in accordance with their terms. The Warrant Shares (including the issuance of the underlying Ordinary Shares) have been duly and validly authorized and reserved for issuance and, upon exercise of the Warrants in accordance with their terms, including the payment of any exercise price therefor, will be duly and validly issued, fully paid and nonassessable and will be free and clear of all encumbrances and restrictions (other than those created by the Purchasers), except for (i) restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and (ii) the issuance of the Warrant Shares is not subject to any preemptive or similar rights (save for those that have been validly waived or disapplied in accordance with applicable law). Assuming the accuracy of the representations and warranties of each Purchaser in Section 3.2 hereof, the Warrant Shares will be issued in compliance with all applicable federal and state securities laws. Assuming the accuracy of each of the representations and warranties set forth in Section 3.2 of this Agreement, the offer and issuance by the Company of the Securities and the exercise of the Warrants as contemplated hereby is exempt from registration under the Securities Act. Neither the Company, nor any of its subsidiaries or affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.
(h)No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its articles of association, charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property or asset of the Company or any of its subsidiaries is subject; or (iii) in material violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clause (ii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.
(i)No Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Securities in accordance with the provisions of this Agreement, the issuance of the Warrant Shares upon exercise of the Warrants in accordance with the terms of the Warrants and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property, right or asset of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the articles of association, charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(j)No Consents Required. No consent, approval, authorization, order, registration or qualification, designation, declaration or filing of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities and the consummation of the transactions contemplated by the Transaction Documents (except as

Exhibit 10.1
described in SEC Reports and the obligations contemplated by Section 4 hereof) and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc., Nasdaq or under applicable state securities laws of the various jurisdictions in which the Securities are being offered.
(k)Legal Proceedings. Except as described in the SEC Reports, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) current or pending or, to the knowledge of the Company, threatened, to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect; to the knowledge of the Company, no such Actions are threatened or contemplated by any governmental or regulatory authority or threatened by others.
(l) Independent Accountants. PricewaterhouseCoopers LLP, who has certified certain financial consolidated statements of the Company, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.
(m)Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(n)Intellectual Property. Except as described in the SEC Reports or as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) the Company and its subsidiaries own or possess adequate rights to use all patents, trademarks, service marks, trade names, domain names and other source indicators, copyrights and copyrightable works, licenses and know-how, trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures, and all other worldwide intellectual property, industrial property and proprietary rights (including all registrations and applications for registration of, and all goodwill associated with, any of the foregoing) (collectively, “Intellectual Property”) used or held for use in, or otherwise necessary for, the conduct of their respective businesses as currently conducted; provided that this clause (i) shall not be construed as a representation or warranty of non-infringement of Intellectual Property; (ii) to the knowledge of the Company, the Company and its subsidiaries’ conduct of their respective businesses has not conflicted with, infringed, misappropriated or otherwise violated any Intellectual Property rights of any third party and the Company and its subsidiaries’ conduct of their respective business has not infringed or otherwise violated any patent of any third party (it being understood that the foregoing representation and warranty is made without giving effect to any exemption under applicable law to which the Company may be entitled (e.g., 35 U.S.C. Section 271(e)(1)); (iii) the Company and its subsidiaries have not received any written notice of any claim of infringement, misappropriation or other violation of, or conflict with, any Intellectual Property of any third party, or any written notice challenging the ownership, validity, enforceability or scope of any Intellectual Property of the Company or any of its subsidiaries; (iv) to the knowledge of the Company, the Intellectual Property of the Company and its subsidiaries has not been in conflict with, infringed, misappropriated or otherwise violated by any third party; (v) to the knowledge of the Company, all Intellectual Property of the Company and its subsidiaries is valid and enforceable; and (vi) the Company and its subsidiaries have taken commercially reasonable

Exhibit 10.1
steps in accordance with normal industry practice to maintain the confidentiality of all Intellectual Property of the Company and its subsidiaries the value of which to the Company or any of its subsidiaries is contingent upon maintaining the confidentiality thereof and no such Intellectual Property has been disclosed other than to employees, representatives and agents of the Company or any of its subsidiaries and certain other third parties, all of whom are bound by written confidentiality agreements.
(o)Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.
(p)Taxes. The Company and its subsidiaries have paid all federal, state, local and non-U.S. taxes and filed all tax returns required to be paid or filed through the date hereof, except to the extent that the failure to file any such tax returns would not be expected to result in a Material Adverse Effect; and there is no tax deficiency that has been, or would reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets that would reasonably be expected to have a Material Adverse Effect. The Company is classified as a Subchapter C corporation for U.S. federal tax purposes.
(q)Licenses and Permits. The Company and each of its subsidiaries possess all required licenses, certificates and other authorizations and permits issued by, and have made all declarations and filings with, the appropriate local, state, federal or foreign governmental or regulatory agencies or bodies (including those administered by the United States Food and Drug Administration of the U.S. Department of Health and Human Services (“FDA”), the Drug Enforcement Administration (“DEA”), the European Medicines Agency (“EMA”), the Medicines and Healthcare Products Regulatory Agency (“MHRA”) and any other state, federal, national and foreign agencies or bodies performing similar functions to the FDA, the DEA, the EMA and MHRA or engaged in the regulation of pharmaceuticals) that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the SEC Reports (collectively, the “Governmental Permits”) except where any failures to possess or make the same would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any written notice requiring or threatening any revocation or modification of any such Permits, where such revocation or modification would reasonably be expected to have a Material Adverse Effect.
(r)No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect.
(s)Criminal Laws. Neither the Company nor any of its subsidiaries has engaged in (i) any direct or indirect dealings or transactions in violation of applicable criminal laws, including the Controlled Substances Act of 1970, the Racketeering Influenced and Corrupt Practices Act of 1977, the Fraud Act of 2006, the Theft Act of 1968 the Travel Act of 1961 or any anti-money laundering statute, or (ii) any “aiding and abetting” in any violation of applicable criminal laws. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to criminal laws is pending or threatened except as would not, with respect to both clauses (i) and (ii) in the immediately preceding sentence, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Exhibit 10.1
(t)Certain Environmental Matters. Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) the Company and its subsidiaries (a) are in compliance with all, and have not violated any, applicable federal, state, local and foreign laws (including common law), rules, regulations, requirements, decisions, judgments, decrees, orders and other legally enforceable requirements relating to pollution or the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (b) have received and are in compliance with all, and have not violated any, permits, licenses, certificates or other authorizations or approvals required of them under any Environmental Laws to conduct their respective businesses; and (c) have not received notice of any actual or potential liability or obligation under or relating to, or any actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries; and (iii) except as described in the SEC Reports, (x) there is no proceeding that is pending, or that is known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceeding regarding which it is reasonably believed no monetary sanctions of $300,000 or more will be imposed, (y) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that would reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries; and (z) none of the Company or its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(u)Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA); (v) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; (viii) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan (including a

Exhibit 10.1
“multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA); and (ix) none of the following events has occurred or is reasonably likely to occur: (A) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its Controlled Group affiliates in the current fiscal year of the Company and its Controlled Group affiliates compared to the amount of such contributions made in the Company’s and its Controlled Group affiliates’ most recently completed fiscal year; or (B) a material increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year, except in each case with respect to the events or conditions set forth in (i) through (ix) hereof, as would not, individually or in the aggregate, have a Material Adverse Effect.
(v)Disclosure Controls. The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies in all material respects with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.
(w)Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that are designed to comply with the applicable requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included in the SEC Reports fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Since its most recently filed periodic report under the Exchange Act, there have been no significant changes in the Company’s internal controls or, to the Company’s knowledge, in other factors that could materially affect the Company’s internal controls and there have been no material weaknesses in the Company’s internal control over financial reporting (whether or not remediated).
(x)Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks which the Company believes are adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

Exhibit 10.1
(y)Cybersecurity. To the Company’s knowledge, there has been no security breach or other compromise of any of the Company’s and its subsidiaries’ information technology and computer systems, networks, hardware, software, personal data (including the personal data of their respective customers, employees, suppliers, vendors), equipment or technology (“IT Systems and Data”) which would have a Material Adverse Effect. The IT Systems and Data used by the Company are sufficient for the conduct of the Company’s business in all material respects as now conducted. The Company and its subsidiaries have materially complied, and are presently in material compliance with, all applicable laws, statutes, security policies of the Company and its subsidiaries, as applicable and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification. The Company and its subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practice.
(z)No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer or employee of the Company or any of its subsidiaries nor any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries (in each case, in their capacity as such) has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and achieve compliance with all applicable anti-bribery and anti-corruption laws.
(aa)Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including, where applicable, those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, and the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
(ab)No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer or employee of the Company or any of its subsidiaries, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently or within the last five years has been the subject or target of any sanctions administered or enforced by the U.S. government (including the Office of Foreign Assets Control of the U.S. Department of the Treasury and the U.S. Department of State and including the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant

Exhibit 10.1
sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is itself the subject or target of comprehensive Sanctions, including Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine and the so-called Donetsk People’s Republic (DNR) and Luhansk People’s Republic (LNR) regions of Ukraine, or any other covered region of Ukraine identified pursuant to Executive Order 14065 (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities contemplated hereby, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person that is the target of sanctions administered or enforced by such authorities or in connection with any Sanctioned Country.
(ac)No Registration Rights. Except as set forth herein or in the Shareholders’ Agreement, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the issuance and sale of the Securities, other than rights that have been validly waived.
(ad)No Stabilization. Neither the Company nor any of its subsidiaries, nor any Person acting on its instructions, has taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in, or that has constituted or that might reasonably be expected to constitute, any stabilization or manipulation of the price of any security of the Company.
(ae)Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply, in all material respects, with any applicable provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith.
(af)Status under the Securities Act. The Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.
(ag) Preclinical Studies and Clinical Trials. (i) Except as described in the SEC Reports, the preclinical studies and clinical trials conducted by or, to the knowledge of the Company, on behalf of or sponsored by the Company or its subsidiaries, or in which the Company or its subsidiaries have participated, that are described in the SEC Reports, or the results of which are referred to in the SEC Reports, as applicable, were, and if still pending are, being conducted in all material respects in accordance with all applicable statutes and all applicable rules and regulations of the applicable regulatory agencies to which they are subject, including the FDA and the EMA (collectively, the “Regulatory Authorities”) and Good Clinical Practice and Good Laboratory Practice requirements; (ii) the descriptions in the SEC Reports of the results of such studies and trials are accurate descriptions in all material respects and fairly present the data derived therefrom as of the dates given for such data in the SEC Reports; (iii) the Company has no knowledge of any other studies or trials conducted by or on behalf of the Company not described in the SEC Reports, the results of which are inconsistent with the results described or referred to in the SEC Reports; (iv) the Company and its subsidiaries have, since January 1, 2020, operated and are currently in compliance in all material respects with all applicable statutes, rules and regulations of the Regulatory Authorities, except that where such non-compliance would not, individually or in the aggregate, have a Material Adverse Effect; and (v) neither the Company nor any of its subsidiaries have received any written notices, correspondence or other written communications from the Regulatory Authorities or any other governmental agency requiring or threatening the termination, material modification or suspension of any preclinical studies or clinical trials that are described in the SEC Reports or the results of which are referred to in the SEC Reports, other than ordinary course communications

Exhibit 10.1
with respect to modifications in connection with the design and implementation of such studies or trials.
(ah)Regulatory Filings. The Company has not failed to file with the Regulatory Authorities any material required filing, declaration, listing, registration, report or submission with respect to the Company’s therapeutic candidates that are described or referred to in the SEC Reports; all such filings, declarations, listings, registrations, reports or submissions, as applicable, were in material compliance with applicable laws when filed; and no material deficiencies regarding compliance with applicable law have been asserted by any applicable Regulatory Authority with respect to any such filings, declarations, listings, registrations, reports or submissions.
(ai)Exemption From Registration. Assuming the accuracy of the Purchaser’s representations and warranties in Section 3.2 hereof, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers hereunder. The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Purchasers at such Closing, pursuant to this Agreement under applicable securities or blue sky laws of the states of the United States (or to obtain an exemption from such qualification), and, if requested by a Purchaser, shall provide evidence of any material action so taken to such Purchaser on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or blue sky laws of the states of the United States following Closing.
(aj)Transactions with Affiliates. Except as set forth in the SEC Reports, none of the officers, directors or, to the Company’s knowledge, employees of the Company or any of its subsidiaries is presently a party to any transaction with the Company or any of its subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company or any of its subsidiaries, any corporation, partnership, trust or other person in which any such officer, director, or employee has a substantial interest or is an employee, officer, director, trustee or partner.
(ak)Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1).
(al)Integration. Except as contemplated by the terms of this Agreement, the Company, its Affiliates and any Person acting on its or their behalf has not, directly or indirectly, sold, offered for sale or solicited offers to buy or otherwise negotiated in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities such that the rules of Nasdaq would require shareholder approval of this transaction prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.
(am)No Additional Agreements. The Company has no other agreements or understandings (including side letters) with any Purchaser or any other Person to purchase Securities on terms more favorable to such Purchaser than as set forth herein.
The Company’s representations set forth herein shall survive Closing.
3.2Representations and Warranties of the Purchasers. Each Purchaser, severally and not jointly, for itself and for no other Purchaser, hereby represents and warrants to the Company and the Placement Agents as of the Closing Date:

Exhibit 10.1
(a)Organization; Authority; Conflicts. Purchaser represents and warrants that: (i) Such Purchaser is an entity duly incorporated or organized and validly existing corporation, limited partnership, limited liability company or other legal entity, and is in good standing under the laws of the jurisdiction of its incorporation or organization; (ii) Purchaser has all requisite legal and corporate or other power and capacity and has taken all requisite corporate or other action to execute and deliver this Agreement, to purchase the Securities and to carry out and perform all of the Purchaser’s obligations under this Agreement and to invest in the Securities pursuant to this Agreement; and (iii) this Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except (x) as limited by applicable bankruptcy, examinership, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights and remedies generally, (y) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (z) insofar as indemnification and contribution provisions may be limited by applicable law. The execution, delivery and performance by such Purchaser of this Agreement and the consummation by such Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Purchaser or (ii) conflict with, result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, any agreement, indenture or instrument to which such Purchaser is a party, or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority applicable to such Purchaser, except in the case of clauses (ii) and (iii) above, for such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to perform its obligations hereunder.
(b)Accredited Investor or QIB. At the time such Purchaser was offered the Securities, it was, and as of the date hereof is: (i) either (A) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act, or (B) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act, (ii) an Institutional Account as defined in Financial Industry Regulatory Authority Rule 4512(c), and (iii) a sophisticated institutional investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, including such Purchaser’s participation in the transactions contemplated by this Agreement. Such Purchaser has determined based on its own independent review and such professional advice as it deems appropriate that its purchase of the Securities and participation in the transactions contemplated by this Agreement (i) are fully consistent with its financial needs, objectives and condition, (ii) comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to it, (iii) have been duly authorized and approved by all necessary action, (iv) do not and will not violate or constitute a default under its charter, by-laws or other constituent document or under any law, rule, regulation, agreement or other obligation by which it is bound and (v) are a fit, proper and suitable investment for such Purchaser, notwithstanding the substantial risks inherent in investing in or holding the Securities and the Warrant Shares. Such Purchaser is able to bear the substantial risks associated with its purchase of the Securities, including but not limited to loss of its entire investment therein.
(c)Investment Intent. Each Purchaser is purchasing the Securities for such Purchaser’s own account, for investment purposes only, and not with a present view to, or for, resale or distribution thereof, in whole or in part, within the meaning of the Securities Act. Such Purchaser has no present intent to effect a “change of control” of the Company as such term is understood under the rules promulgated pursuant to Section 13(d) of the Exchange Act. Each Purchaser understands that its acquisition of the Securities and Warrant Shares has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the

Exhibit 10.1
bona fide nature of each Purchaser’s investment intent as expressed herein. Each Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) the Securities and the Warrant Shares except in compliance with the Securities Act and the rules and regulations promulgated thereunder.
(d)General Solicitation. Each Purchaser represents and acknowledges, to their knowledge, that such Purchaser has not been solicited to offer to purchase or to purchase any Securities by means of any general solicitation or advertising within the meaning of Regulation D under the Securities Act.
(e)Bad Actor Status. Each Purchaser represents that such Purchaser is not a person of the type described in Section 506(d) of Regulation D under the Securities Act.
(f)Purchaser Information. Each Purchaser understands that the Securities and Warrant Shares are being offered and sold to such Purchaser in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and each Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of each Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of each Purchaser to acquire the Securities. Each Purchaser further acknowledges and understands that the Securities and Warrant Shares may not be resold or otherwise transferred except in a transaction registered under the Securities Act or unless an exemption from such registration is available.
(g)Access to Information. Purchaser acknowledges that it has had the opportunity to review the SEC Reports and has been afforded (i) the opportunity to ask such questions of the Company and received answers thereto as it has deemed necessary in connection with its decision to purchase the Securities; (ii) access to information about the Company and the subsidiaries and their respective financial condition, results of operations, business, properties, management, prospects and other information as it deemed necessary to make its decision to purchase the Securities and has conducted and completed its own independent due diligence with respect to the transactions contemplated by the Agreement; and (iii) the opportunity to ask questions and obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.
(h)Independent Investment Decision. Purchaser understands that nothing in this Agreement or any other materials presented to the Purchaser in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. Except for the representations, warranties and agreements of the Company expressly set forth in this Agreement, such Purchaser has conducted its own investigation of the Company and the Securities and Warrant Shares and is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice it deems appropriate) with respect to the transactions contemplated by this Agreement, the Securities, the Warrant Shares and the business, condition (financial and otherwise), management, operations, properties and prospects of the Company, including but not limited to all business, legal, regulatory, accounting, credit and tax matters. The Purchaser has consulted such legal, tax and investment advisors and made such investigations as the Purchaser, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities. Purchaser understands that the Placement Agents have acted solely as the agents of the Company in this placement of the Securities and the Purchaser has not relied on any statements or other information provided by the Placement Agents or any of its or their agents, counsel or affiliates in making its investment decision hereunder, and confirms that none of such persons has made any representations or warranties to the Purchaser in connection with

Exhibit 10.1
the transactions contemplated herein. The Purchaser confirms, in connection with the issue and purchase of the Securities, the Placement Agents have not acted as the Purchaser’s financial advisor or fiduciary.
(i)Certain Trading Activities. The Purchaser is aware that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of ADSs and other activities with respect to the ADSs by the Purchaser. As of the earlier of (i) the Company has made a public announcement concerning this Agreement and the sale and issuance of the Securities or (ii) 9:00 am New York time on the first Trading Day immediately after the signing of this Agreement (the “Disclosure Deadline”), Purchaser has not directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with such Purchaser, engaged in any purchases or sales of the Company’s securities (including any Short Sales involving the Company’s securities) since the time that such Purchaser was first contacted by the Company, the Placement Agents or any other person regarding the transactions contemplated hereby. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment bank or vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets, this Section 3.2(i) shall apply only with respect to the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Each Purchaser covenants that neither such Purchaser nor any person acting on such Purchaser’s behalf or pursuant to any understanding with such Purchaser will engage in any purchases or sales of the Company’s securities (including any Short Sales involving the Company’s securities) prior to the time that all material nonpublic information disclosed to such Purchaser is publicly disclosed. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment bank or vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets, this representation shall only apply with respect to the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.
(j)Non-Public Information. Purchaser will hold in confidence all information concerning this Agreement and the sale and issuance of the Securities and shall not divulge any of such information to any third party except in confidence to its legal counsel, accountants or banks until the earlier of (i) the Company has made a public announcement concerning this Agreement and the sale and issuance of the Securities or (ii) the Disclosure Deadline.
(k)No Governmental Review. Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.
(l)Ownership. The purchase by such Purchaser of the Shares issuable to it at the Closing will not result in such Purchaser, individually or together with the other Attribution Parties, collectively acquiring, or obtaining the right to acquire, in excess of the Maximum Percentage. Such Purchaser does not presently intend to, alone or together with others, make a public filing with the Commission to disclose that it has (or that it together with such other Persons have) acquired, or obtained the right to acquire, as a result of such Closing (when added to any other securities of the Company that it or they then own or have the right to acquire), in excess of the Maximum Percentage.
(m) Foreign Persons. If Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Code), Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Securities, (b) any foreign exchange restrictions applicable to such purchase or acquisition, (c) any government or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, exercise, sale or transfer of the Securities, including upon the exchange of

Exhibit 10.1
such Securities to ADSs and the exercise of Warrants for Warrant Shares. The Purchaser’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.
3.3Covenants and Agreements of the Parties
(a)ADSs; Registration.
(i)At such time that the ADSs representing the Ordinary Shares may be sold pursuant to an effective Registration Statement, in connection with sales under such Registration Statement, the Company shall use commercially reasonable efforts to cause the Depositary to deliver to the transferee ADSs without restrictive legends or other restrictions, pursuant to the Deposit Agreement and subject to compliance with the policies and procedures of the Depositary.
(ii)Each Purchaser understands that the ADSs and Warrant Shares will be registered on a Resale Registration Statement along with securities of one or more shareholders that have registration rights under the Shareholders’ Agreement.
(b)Legends.
(i)Notwithstanding any other provision of this Section 3.3, each Purchaser covenants that the Securities and Warrant Shares may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable U.S. state and federal securities laws. In connection with any transfer of the Securities and Warrant Shares other than (i) pursuant to an effective registration statement, (ii) to the Company, or (iii) pursuant to Rule 144 (provided that the Purchaser provides the Company with reasonable assurances (in the form of seller and, if applicable, broker representation letters that are in form and substance satisfactory to the Company) that the securities may be sold pursuant to and in compliance with such rule), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities or Warrant Shares under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement with respect to such transferred Securities or Warrant Shares.
(ii)Each Purchaser understands that the Securities shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of the certificates for the Securities):
THE RESTRICTED AMERICAN DEPOSITARY SHARES (“RESTRICTED ADSs”) CREDITED TO YOUR ACCOUNT AND THE UNDERLYING RESTRICTED SHARES (“RESTRICTED SHARES”) OF COMPASS PATHWAYS PLC (THE “COMPANY”) ARE SUBJECT TO THE TERMS OF A RESTRICTED ADS LETTER AGREEMENT, DATED AS OF AUGUST [ ], 2023 (AS AMENDED AND SUPPLEMENTED FROM TIME TO TIME, THE “RESTRICTED ADS LETTER AGREEMENT”), THE DEPOSIT AGREEMENT, DATED AS

Exhibit 10.1
OF SEPTEMBER 22, 2020, AS AMENDED AND SUPPLEMENTED (AS SO AMENDED AND SUPPLEMENTED, THE “DEPOSIT AGREEMENT”) AND ANY APPLICABLE SERIES EXHIBIT (AS DEFINED IN THE RESTRICTED ADS LETTER AGREEMENT) ATTACHED TO THE RESTRICTED ADS LETTER AGREEMENT FROM TIME TO TIME. ALL TERMS USED BUT NOT OTHERWISE DEFINED HEREIN SHALL, UNLESS OTHERWISE SPECIFICALLY DESIGNATED HEREIN, HAVE THE MEANING GIVEN TO SUCH TERMS IN THE RESTRICTED ADS LETTER AGREEMENT, OR IF NOT DEFINED THEREIN, IN THE DEPOSIT AGREEMENT.
HOLDERS AND BENEFICIAL OWNERS OF THE RESTRICTED ADSs BY ACCEPTING AND HOLDING THE RESTRICTED ADSs, AND ANY INTEREST THEREIN, SHALL BE BOUND BY THE TERMS OF THE DEPOSIT AGREEMENT AND THE RESTRICTED ADS LETTER AGREEMENT. AT THE TIME OF ISSUANCE OF THE RESTRICTED ADSs, THE RESTRICTED SHARES REPRESENTED THEREBY HAD NOT BEEN REGISTERED FOR RESALE UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND SUCH RESTRICTED SHARES AND RESTRICTED ADSs HAD NOT BEEN REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT IN A TRANSACTION REGISTERED OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS, OR (B) AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS, UNLESS A REGISTRATION STATEMENT IS EFFECTIVE WITH RESPECT TO THESE SECURITIES. AS A CONDITION TO PERMITTING ANY TRANSFER OF THESE SECURITIES, EACH OF CITIBANK, N.A., IN ITS CAPACITY AS THE DEPOSITARY FOR THE RESTRICTED ADSs (THE “DEPOSITARY”), AND THE COMPANY MAY REQUIRE THAT IT BE FURNISHED WITH AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE DEPOSITARY AND THE COMPANY TO THE EFFECT THAT NO REGISTRATION OR QUALIFICATION IS LEGALLY REQUIRED FOR SUCH TRANSFER.
PRIOR TO THE SALE OF THE RESTRICTED ADSs AND ISSUANCE OF FREELY TRANSFERABLE ADSs IN RESPECT THEREOF, A HOLDER OF RESTRICTED ADSs WILL BE REQUIRED TO PROVIDE TO THE DEPOSITARY AND TO THE COMPANY A RESALE CERTIFICATION AND INSTRUCTION LETTER IN THE FORM ATTACHED TO THE RESTRICTED ADS LETTER AGREEMENT. PRIOR TO THE WITHDRAWAL OF THE RESTRICTED SHARES, A HOLDER OF RESTRICTED ADSs WILL BE REQUIRED TO PROVIDE

Exhibit 10.1
TO THE DEPOSITARY AND TO THE COMPANY A WITHDRAWAL CERTIFICATION IN THE FORM ATTACHED TO THE RESTRICTED ADS LETTER AGREEMENT. THE TRANSFER AND OTHER RESTRICTIONS SET FORTH HEREIN AND IN THE RESTRICTED ADS LETTER AGREEMENT SHALL REMAIN APPLICABLE WITH RESPECT TO THE RESTRICTED ADSs AND THE RESTRICTED SHARES UNTIL SUCH TIME AS THE PROCEDURES SET FORTH IN THE RESTRICTED ADS LETTER AGREEMENT FOR REMOVAL OF RESTRICTIONS ARE SATISFIED. NEITHER THE COMPANY NOR THE DEPOSITARY MAKES ANY REPRESENTATION AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALE OF THE RESTRICTED SHARES OR THE RESTRICTED ADSs. A COPY OF THE DEPOSIT AGREEMENT AND OF THE RESTRICTED ADS LETTER AGREEMENT MAY BE OBTAINED FROM THE DEPOSITARY OR THE COMPANY UPON REQUEST.
(iii)Following the date the Resale Registration Statement is declared effective, subject to this Section 3.3, the Company shall, at its sole expense, upon appropriate notice to and receipt by the Company of documentation from a Purchaser (in form and substance satisfactory to the Company, its Depositary or the Company’s registrar) stating that the Securities represented by ADSs have been sold or transferred pursuant to the effective Resale Registration Statement in accordance with the plan of distribution described therein by such Purchaser, use commercially reasonable efforts to prepare and deliver or cause to be prepared and delivered certificates or evidence of book-entry security entitlements representing ADSs and Warrant Shares to be delivered to a transferee pursuant to such Resale Registration Statement, which certificates or book-entry security entitlements shall be free of any Securities Act restrictive legend and in such denominations and registered in such names as such Purchaser may request. The Company shall use commercially reasonable efforts to promptly deliver any instructions required to be delivered to the Depositary in accordance with such delivery of book-entry security entitlements. Further, if such Registration Statement is not then effective or is otherwise not available, the Company shall use its commercially reasonable efforts, at its sole expense, to issue or cause its legal counsel to effect sales or transfers of the Securities, and in connection with a sale or transfer of Securities by a Purchaser pursuant to and in accordance with an exemption from the registration requirements of Section 5 of the Securities Act, issue to the transfer agent a legal opinion or direction letter in connection with such sale or transfer instructing the transfer agent to remove any restrictive Securities Act legend, upon receipt by the Company, its Depositary or the Company’s registrar and its legal counsel of a seller representation letter or a broker representation letter and other such documentation as the Company’s counsel deems necessary and appropriate. If a legend removal request is made pursuant to the foregoing, the Company will use commercially reasonable efforts to, no later than two Trading Days following (i) the delivery by a Purchaser to the Company’s registrar of a legended certificate representing such ADSs (or a request for legend removal, in the case of ADSs issued in book-entry form), (ii) receipt of notice of the sale or other permitted disposition and (iii) receipt from the Purchaser of a seller representation letter and other documentation reasonably satisfactory to the Company, its Depositary and the Company’s registrar, deliver or cause to be delivered to such Purchaser a certificate representing such ADSs that is free from all restrictive legends or an equivalent book-

Exhibit 10.1
entry position. In connection with sales or other permitted dispositions of ADSs by a Purchaser in which the legends on such ADSs are removed as provided herein, if requested by the Purchaser, certificates for ADSs free from all restrictive legends may be transmitted by the Depositary to the Purchasers by crediting the account of the Purchaser’s prime broker with the Depository Trust Company (“DTC”) as directed by such Purchaser in writing to permit the Purchaser to deliver such ADSs to its transferee. Each Purchaser hereby agrees that the removal of the restrictive legend pursuant to this Section 3.3 is predicated upon the Company’s reliance that such Purchaser will sell any such ADSs pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.
(c)Pledges. The Company acknowledges and agrees that a Purchaser may from time to time pledge, or grant a security interest in, some or all of the legended Securities in connection with applicable securities laws, pursuant to a bona fide margin agreement in compliance with a bona fide margin loan. Such a pledge would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but a legal opinion of legal counsel to the pledgee, secured party or pledgor, together with any other documentation reasonably requested by the Company, in each case in form and substance satisfactory to the Company shall be required in connection with a subsequent proposed transfer to the pledgee in connection with any foreclosure following default by the Purchaser of the pledge. A Purchaser shall provide notice to the Company of any pledge of Securities by such Purchaser, and Purchaser and the pledgee shall promptly notify the Company of any such foreclosure and proposed transfer of the Securities to the pledgee. Each Purchaser acknowledges that the Company shall not be responsible for any pledges relating to, or the grant of any security interest in, any of the Securities or for any agreement, understanding or arrangement between any Purchaser and its pledgee or secured party. At the Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, as applicable, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder. Each Purchaser acknowledges and agrees that, except as otherwise provided in Section 3.3(b), any Securities subject to a pledge or security interest as contemplated by this Section 3.3(c) shall continue to bear the legend set forth in Section 3.3(b) and be subject to the restrictions on transfer set forth in Section 3.3(b).

(d)Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Purchasers shall also pay any fees required to be paid to the Depositary under the terms of the Deposit Agreement in connection with ADSs or Warrant Shares, including any fees in connection with the issuance of ADSs, exchange of restricted ADSs for unrestricted ADSs, and deposit of the Ordinary Shares or Warrant Shares in exchange for ADSs. The Company shall pay any United Kingdom stamp duty or stamp duty reserve tax (“Transfer Taxes”) payable in connection with the issuance and delivery of the ADSs and Warrants to the Purchasers. The Purchaser shall pay any stamp taxes and other taxes and duties (including for the avoidance of doubt any United Kingdom stamp duty or stamp duty reserve tax) payable in connection with the exercise of the Warrants or exchange of the Warrant Shares for ADSs (including in circumstances where such Warrant Shares are transferred to the Depositary (or to a custodian acting as the nominee of the Depositary)) and shall indemnify the Company against any liability for or in respect of any Transfer Taxes and any interest or penalties in respect thereof that the Company may incur upon or in connection

Exhibit 10.1
with the same (including, for the avoidance of doubt, where the Company is liable to the Depositary to pay any Transfer Taxes or any amount in respect thereof).
(e)Conflict Waiver. The Company and each Purchaser acknowledges that Goodwin Procter LLP has acted as counsel to the Company and Cooley LLP has acted as counsel to the Placement Agents in connection with this Agreement and the Offering, and waive any conflict of interest that may arise from such representation vis-à-vis either law firm’s separate representation of the Company or any other Purchaser in matters unrelated hereto.
4.REGISTRATION RIGHTS
4.1Registration Procedures and Expenses. The Company shall:
(a)use its reasonable best efforts to file a Resale Registration Statement with the Commission on or before the date 30 days (the “Mandatary Registration Statement”) following the Closing Date (the “Filing Date”) to register all of the Registrable Securities under the Securities Act (providing for registration of such Registrable Shares under Commission Rule 415), and to provide each Purchaser of Registrable Securities with a copy of such draft Mandatory Registration Statement for review not less than two Business Days before filing. The Mandatory Registration Statement referred to herein shall be on Form S-3. In the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on such other form as is available to the Company in accordance with the Securities Act and the rules promulgated thereunder and the Company shall undertake to register the Registrable Securities on Form S-3 as soon as practicable following the availability of such form, provided that the Company shall use its reasonable best efforts to maintain the effectiveness of the Resale Registration Statement then in effect until such time as a registration statement on Form S-3 covering the Registrable Securities has been declared effective by the Commission. For the avoidance of doubt, the Shareholders’ Shares that are required to be registered pursuant to the Shareholders’ Agreement may be included in the Mandatory Registration Statement.
(b)use its reasonable best efforts to cause such Mandatory Registration Statement to be declared effective no later than the earlier of (i) 30 days following the Filing Date (or, in the event the Staff reviews and has written comments to the Mandatory Registration Statement, within 90 days following the Closing Date) and (ii) within 5 business days after the Company is notified by the Commission that it will not review such Mandatory Registration Statement (the “Effectiveness Deadline”), such efforts to include, without limiting the generality of the foregoing, preparing and filing with the Commission any financial statements or other information that is required to be filed prior to the effectiveness of such Mandatory Registration Statement (for purposes of clarification, any failure by the Company to file the Resale Registration Statement by the Filing Date or to effect such Resale Registration Statement by the Effectiveness Deadline shall not otherwise relieve the Company of its obligations to file or effect the Resale Registration Statement as set forth above in this Section 4);
(c)prepare and file with the Commission such amendments and supplements to such Resale Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Resale Registration Statement continuously effective and free from any material misstatement or omission to state a material fact therein until termination of such obligation as provided in Section 4.5 below, subject to the Company’s right to suspend pursuant to Section 4.4;
(d)furnish to the Purchasers such number of copies of prospectuses in conformity with the requirements of the Securities Act and such other documents as the Purchasers may reasonably

Exhibit 10.1
request, in order to facilitate the public sale or other disposition of all or any of the Registrable Shares by the Purchasers;
(e)file such documents as may be required of the Company for normal securities law clearance for the resale of the Registrable Shares in such states of the United States as may be reasonably requested by the Purchasers and use its commercially reasonable efforts to maintain such blue sky qualifications during the period the Company is required to maintain effectiveness of the Resale Registration Statement; provided, however, that the Company shall not be required in connection with this Section 4.1(e) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;
(f)upon notification by the Commission that that the Resale Registration Statement has been declared effective by the Commission, the Company shall file the final prospectus under Rule 424 of the Securities Act (“Rule 424”) within the applicable time period prescribed by Rule 424;
(g)advise the Purchasers as expeditiously as possible, but in any event within five Business Days:
(i)of the effectiveness of the Resale Registration Statement or any post-effective amendments thereto;
(ii)of any request by the Commission for amendments to the Resale Registration Statement or amendments to the prospectus or for additional information relating thereto;
(iii)of the issuance by the Commission of any stop order suspending the effectiveness of the Resale Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes; and
(iv)of the existence of any fact and the happening of any event that makes any statement of a material fact made in the Resale Registration Statement, the prospectus and amendment or supplement thereto, or any document incorporated by reference therein, untrue, or that requires the making of any additions to or changes in the Resale Registration Statement or the prospectus in order to make the statements therein not misleading; and
(h)bear all expenses in connection with the procedures in paragraphs (a) through (i) of this Section 4.1 and the registration of the Registrable Shares on such Resale Registration Statement and the satisfaction of the blue sky laws of such states.
(i)Each Purchaser agrees to furnish to the Company upon request a completed selling shareholder questionnaire in customary form that contains such information regarding Purchaser and the securities of the Company held by Purchaser as shall be reasonably requested by the Company to effect the registration of the Registrable Shares. A Purchaser shall provide such information to the Company at least five (5) Business Days prior to the first anticipated filing date of such Resale Registration Statement. The Company shall not be required to include any Registrable Shares in the Resale Registration Statement for any Purchaser that has not provided such questionnaire. Each Purchaser, by its acceptance of the Registrable Shares, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Resale Registration Statement hereunder.

Exhibit 10.1
(j)In the event that the Mandatory Registration Statement is not effective by the Effectiveness Deadline (such date following the Effectiveness Deadline, the “Event Date”), then, in addition to any other rights the Purchaser may have hereunder or under applicable law, on such Event Date and on each monthly anniversary of such Event Date (if the applicable Event shall not have been cured by such date) until the Event is cured, the Company shall pay to each Holder an amount in cash, as liquidated damages and not as a penalty, equal to the product of 1.5% multiplied by the amount set forth opposite such Purchaser’s name under the heading “Aggregate Closing Purchase Price” in Exhibit A. Notwithstanding the foregoing provisions, in no event shall the Company be obligated to pay to any Purchaser any liquidated damages pursuant to this Section 4.1(j) in an aggregate amount that exceeds 5% of the amount set forth opposite such Purchaser’s name under the heading “Aggregate Closing Purchase Price” in Exhibit A. The liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of the Event.
4.2Rule 415; Cutback.
If at any time the staff of the Commission (“Staff”) takes the position that the offering of some or all of the Registrable Securities in a Registration Statement is a primary offering or not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act or requires any Purchaser to be named as an “underwriter,” the Company shall use its reasonable best efforts to persuade the Commission its reasonable position that the offering contemplated by such Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 (a “Constructive Primary Offering”) and that none of the Purchasers is an “underwriter;” provided, that if the Commission or another regulatory agency requests that a Purchaser be identified as a statutory underwriter in the Registration Statement, Purchaser will have the opportunity to withdraw from the Registration Statement upon its prompt written request to the Company. In the event that, despite the Company’s reasonable best efforts and compliance with the terms of this Section 4.2, the Staff refuses to alter its position, the Company shall (i) remove from such Registration Statement such portion of the Registrable Shares (the “Cut Back Shares”) or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Shares as the Staff may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that the Company shall not agree to name any Purchaser as an “underwriter” in such Registration Statement without the prior written consent of such Purchaser. Any cutback imposed on the Purchasers pursuant to this Section 4.2 shall be allocated among the Purchasers on a pro rata basis, unless the SEC Restrictions otherwise require or provide. The parties agree that the Company’s delay or failure to have a Registration Statement initially declared effective due to the Commission taking the position that the offering is a Constructive Primary Offering shall not be a breach of any provision of this Agreement and no liquidated damages shall accrue as to any Cut Back Shares. From and after such date as the Company is able to effect the registration of such Cut Back Shares in accordance with any SEC Restrictions applicable to such Cut Back Shares (such date, the “Restriction Termination Date” of such Cut Back Shares), all of the provisions of this Section 4 shall again be applicable to such Cut Back Shares; provided, however, that (x) the Filing Deadline for the Registration Statement including such Cut Back Shares shall be 10 Business Days after such Restriction Termination Date, and (y) the Effectiveness Deadline with respect to such Cut Back Shares shall be the 90th day immediately after the Restriction Termination Date or the 120th day if the Staff reviews such Registration Statement (but in any event no later than three Business Days from the Staff indicating it has no further comments on such Registration Statement).
4.3Indemnification.
(a)The Company agrees to indemnify and hold harmless the Purchasers, and the partners, members, shareholders, employees, officers and directors of the Purchasers and each person, if

Exhibit 10.1
any, who controls the Purchasers within the meaning of the Securities Act or the Exchange Act from and against any losses, claims, damages or liabilities to which they may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (collectively, “Loss”) (or actions or proceedings in respect thereof) arise out of, or are based upon, any material breach of this Agreement by the Company or any untrue statement or alleged untrue statement of a material fact contained in the Resale Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or arise out of any material failure by the Company to fulfill any undertaking included in the Resale Registration Statement and the Company shall reimburse the Purchasers, and their partners, members, shareholders, employees, officers, directors or controlling persons for any legal or other documented expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable to any Purchaser in any such case to the extent that such Loss arises out of, or is based upon: (i) an untrue statement or omission or alleged untrue statement or omission made in such Resale Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser expressly for use therein; or (ii) any material breach of this Agreement by such Purchaser; provided further, however, that the Company shall not be liable to any Purchaser (or any partner, member, shareholder, employee, officer, director or controlling person of such Purchaser) to the extent that any such Loss is caused by an untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus if either (i) (A) such Purchaser failed to send or deliver a copy of the final prospectus with or prior to, or such Purchaser failed to confirm that a final prospectus was deemed to be delivered prior to (in accordance with Rule 172 of the Securities Act), the delivery of written confirmation of the sale by such Purchaser to the person asserting the claim from which such Loss resulted and (B) the final prospectus corrected such untrue statement or omission, (ii) (X) such untrue statement or omission is corrected in an amendment or supplement to the prospectus and (Y) having previously been furnished by or on behalf of the Company with copies of the prospectus as so amended or supplemented or notified by the Company that such amended or supplemented prospectus has been filed with the Commission, in accordance with Rule 172 of the Securities Act, such Purchaser thereafter fails to deliver such prospectus as so amended or supplemented, with or prior to or such Purchaser fails to confirm that the prospectus as so amended or supplemented was deemed to be delivered prior to (in accordance with Rule 172 of the Securities Act), the delivery of written confirmation of the sale by such Purchaser to the person asserting the claim from which such Loss resulted or (iii) such Purchaser sold Registrable Shares in violation of such Purchasers’ covenants contained in Section 3.3 of this Agreement.
(b)Each Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Company who signs the Resale Registration Statement and each director of the Company), notwithstanding any termination of this Agreement, from and against any Loss to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such Loss (or actions or proceedings in respect thereof) arise out of, or are based upon, any breach of this Agreement by such Purchaser or untrue statement or alleged untrue statement of a material fact contained in the Resale Registration Statement (or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading in each case, on the effective date thereof), if such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished by or on behalf of such Purchaser expressly for use therein, and such Purchaser, severally and not jointly, will reimburse the Company (and each of its officers, directors or controlling persons) for any legal or other expenses reasonably incurred in

Exhibit 10.1
investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that in no event shall any indemnity under this Section 4.3(b) be greater in amount than the dollar amount of the net proceeds received by such Purchaser upon the sale of such Registrable Shares.
(c)Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 4.3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and such indemnifying person shall have been notified thereof, such indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified person for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, further, that no indemnifying person shall be responsible for the fees and expense of more than one separate counsel for all indemnified parties. The indemnifying party shall not settle an action without the consent of the indemnified party, which consent shall not be unreasonably withheld.
(d)If after proper notice of a claim or the commencement of any action against the indemnified party, the indemnifying party does not choose to participate, then the indemnified party shall assume the defense thereof and upon written notice by the indemnified party requesting advance payment of a stated amount for its reasonable defense costs and expenses, the indemnifying party shall advance payment for such reasonable defense costs and expenses (the “Advance Indemnification Payment”) to the indemnified party. In the event that the indemnified party’s actual defense costs and expenses exceed the amount of the Advance Indemnification Payment, then upon written request by the indemnified party, the indemnifying party shall reimburse the indemnified party for such difference; in the event that the Advance Indemnification Payment exceeds the indemnified party’s actual costs and expenses, the indemnified party shall promptly remit payment of such difference to the indemnifying party.
(e)If the indemnification provided for in this Section 4.3 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Losses, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other, as well as any other relevant equitable considerations; provided, that in no event shall any contribution by an indemnifying party hereunder be greater in amount than the dollar amount of the proceeds received by such indemnifying party upon the sale of such Registrable Shares.
4.4Prospectus Suspension. Each Purchaser acknowledges that there may be times when the Company must suspend the use of the prospectus forming a part of the Resale Registration Statement until such time as an amendment to the Resale Registration Statement has been filed by the Company and declared effective by the Commission, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act. Each Purchaser hereby covenants that it will not sell any Registrable Shares pursuant to said prospectus during the period commencing at the time at which the Company gives the Purchasers

Exhibit 10.1
notice of the suspension of the use of said prospectus and ending at the time the Company gives the Purchasers notice that the Purchasers may thereafter effect sales pursuant to said prospectus (but may, for the avoidance of doubt, sell pursuant to Rule 144 to the extent then permitted under applicable law); provided, that such suspension periods shall in no event exceed a total of 60 days in any 12 month period (an “Allowed Delay”) and that, in the good faith judgment of the Company’s Board of Directors, the Company would, in the absence of such delay or suspension hereunder, be required under state or federal securities laws to disclose any corporate development, a potentially significant transaction or event involving the Company, or any negotiations, discussions, or proposals directly relating thereto, in either case the disclosure of which would reasonably be expected to have a Material Adverse Effect upon the Company or its shareholders.
4.5Termination of Obligations. The obligations of the Company pursuant to Section 4.1 hereof shall cease and terminate, with respect to any Registrable Shares, upon such time as such Registrable Shares no longer remain Registrable Shares.
4.6Reporting Requirements.
(a)With a view to making available the benefits of certain rules and regulations of the Commission that may at any time permit the sale of the Securities to the public without registration or pursuant to a registration statement on Form S-3, for a period of twelve (12) months from the date of Closing, the Company agrees to:
(i)make and keep public information available, as those terms are understood and defined in Rule 144;
(ii)file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and
(iii)so long as a Purchaser owns Registrable Shares, to furnish to such Purchaser upon request (A) a written statement by the Company as to whether it is in compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, or whether it is qualified as a registrant whose securities may be resold pursuant to Commission Form S-3 and (B) such other information as may be reasonably requested to permit the Purchaser to sell such securities pursuant to Rule 144.
4.7Blue Sky. The Company shall obtain and maintain all necessary blue sky law permits and qualifications, or secured exemptions therefrom, required by any state for the offer and sale of Registrable Shares.
5.OTHER AGREEMENTS OF THE PARTIES
5.1Integration. Except as contemplated by the terms of this Agreement, the Company and its directors and officers shall not, directly or indirectly, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities such that the rules of Nasdaq would require shareholder approval of this transaction prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.
5.2Securities Laws Disclosure; Publicity. Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or the Purchasers without the prior written consent of the Company (in the case of a release or announcement by the Purchasers) or the Requisite Purchasers (in the case of a release or

Exhibit 10.1
announcement by the Company) (which consents shall not be unreasonably withheld), except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company or the Purchasers, as the case may be, shall allow the Purchasers or the Company, as applicable, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance. The Company shall: by the Disclosure Deadline, (a) issue a press release disclosing the material terms of the transactions contemplated hereby which shall have been previously reviewed by counsel for the Placement Agents (the “Press Release”), and (b) file one or more Current Reports on Form 8-K disclosing the material terms of the transactions contemplated hereby and any other material nonpublic information disclosed to the Purchasers which shall have been previously reviewed by counsel for the Placement Agents. Upon the earlier of the Disclosure Deadline or the issuance or filing, as applicable, of the Press Release or 8-K, the Purchaser shall not be in possession of any material, non-public information received from the Company or any of its officers, directors, affiliates, employees or agents, including the Placement Agents. Upon the earlier of the (i) Disclosure Deadline and (ii) the earlier of the issuance or filing, as applicable, of the Press Release or 8-K, the Purchaser shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral, with the Company or any of its officers, directors, affiliates, employees or agents, including the Placement Agents. Subject to the foregoing, neither the Company nor any Purchaser shall issue any press releases or any other public statements with respect to the transactions contemplated hereby except as may be reviewed and approved by the Company and counsel to the Placement Agents; provided, however, that the Company shall be entitled, without the prior approval of any Purchaser, to make any press release or other public disclosure as is required by applicable law and regulations; provided, further, that no such press release or other public statement shall identify any Purchaser without such Purchaser’s prior written consent (including email).
5.3Reservation of Shares. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights (save for those that have been validly waived or disapplied in accordance with applicable law), a sufficient number of Ordinary Shares for the purpose of enabling the Company to issue the Securities and Warrant Shares.
5.4Reliance by and Exculpation of Placement Agents. Each Purchaser, individually and not jointly, agrees for the express benefit of the Placement Agents, their affiliates and their representatives that:
(a)Each Placement Agent is acting as placement agent for the Company solely in connection with the sale of the Securities and is not acting as an underwriter or in any other capacity and is not and shall not be construed as a fiduciary for any Purchaser, the Company or any other person or entity in connection with the sale of Securities.
(b)Each Purchaser hereto agrees for the express benefit of each Placement Agent, its affiliates and its representatives that (i) such Placement Agent, its affiliates and its representatives have not made, and will not make, any representations or warranties with respect to the Company or the offer and sale of the Securities, and such Purchaser will not rely on any statements made by such Placement Agent, orally or in writing, to the contrary, (ii) such Purchaser will be responsible for conducting its own due diligence investigation with respect to the Company and the offer and sale of the Securities, (iii) such Purchaser will be purchasing Securities based on the results of its own due diligence investigation of the Company and such Placement Agent and each of its directors, officers, employees, representatives, and controlling persons have made an independent investigation with respect to the Company, the Securities, or the accuracy, completeness, or adequacy of any information supplied to the Purchaser by the Company, (iv) such Purchaser has negotiated the offer and sale of the Securities directly with the

Exhibit 10.1
Company, and such Placement Agent will not be responsible for the ultimate success of any such investment and (v) the decision to invest in the Company will involve a significant degree of risk, including a risk of total loss of such investment. Each Purchaser further represents and warrants to each Placement Agent that it, including any fund or funds that it manages or advises that participates in the offer and sale of the Securities, is permitted under its constitutive documents (including all limited partnership agreements, charters, bylaws, limited liability company agreements, all applicable side letters with investors, and similar documents) to make investments of the type contemplated by this Agreement. This Section 5.4 shall survive any termination of this Agreement.
(c)Neither the Placement Agents nor any of their respective affiliates or representatives (1) shall be liable for any improper payment made in accordance with the information provided by the Company; (2) makes any representation or warranty, or has any responsibilities as to the validity, accuracy, value or genuineness of any information, certificates or documentation delivered by or on behalf of the Company pursuant to the Transaction Documents or in connection with any of the transactions contemplated therein, including any offering or marketing materials; or (3) shall be liable (x) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon them by the Transaction Documents or (y) for anything which any of them may do or refrain from doing in connection with the Transaction Documents, except in each case for such party’s own gross negligence, willful misconduct or bad faith.
(d)The Company agrees that the Placement Agents, their respective affiliates and their respective representatives shall be entitled to (1) rely on, and shall be protected in acting upon, any certificate, instrument, opinion, notice, letter or any other document or security delivered to any Placement Agent or any Purchaser by or on behalf of the Company, and (2) be indemnified by the Company for acting as a Placement Agent in accordance with the indemnification provisions set forth in the Engagement Letter, dated as of August 7, 2023, between the Company and the Placement Agents.
5.5PFIC Reporting. Following the Closing, the Company shall make an annual determination whether the Company will be classified as a “passive foreign investment company" within the meaning of Section 1297 of the Internal Revenue Code (a “PFIC”) and as soon as reasonably practicable inform the Purchasers of such determination, provided that each Purchaser will be deemed to be so informed pursuant to this Section 5.5 if the Company includes such determination on its website or in its Annual Report on Form 10-K or other public filing with the Commission. Based on the current and expected composition of the Company’s income and assets and the value of the Company’s assets, the Company believes that it was a PFIC for U.S. federal income tax purposes for its taxable year ended December 31, 2022. If the Company determines that it or any subsidiary is a PFIC, the Company shall promptly provide annual financial information to the Investors in the “PFIC Annual Information Statement” (within the meaning of Treasury Regulations section 1.1295-1(g)) and shall provide the Investors with access to such other Company information as may be reasonably required for purposes of filing U.S. federal income tax returns and any other required reports in connection with any such “Qualified Electing Fund” election.

6.MISCELLANEOUS
6.1Termination. This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated within ten calendar days from the Effective Date through no fault of such Purchaser; provided, however, that no such termination will affect the right of any

Exhibit 10.1
party to sue for any breach by the other party (or parties), and, upon such termination pursuant to this Section 6.1, any purchase price wired to the Company by a Purchaser shall be promptly returned to the Purchaser, but in no event later than the second Trading Day following such termination.
6.2Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such subject matter, which the parties acknowledge have been merged into such documents, exhibits and schedules.
6.3Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective upon actual receipt via mail, courier or confirmed email by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.
6.4Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by (a) the Company and (b) the Requisite Purchasers, or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. Any proposed amendment or waiver that disproportionately, materially and adversely affects the rights and obligations of any Purchaser relative to the comparable rights and obligations of the other Purchasers shall require the prior written consent of such adversely affected Purchaser. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.
6.5Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.
6.6Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their permitted successors and assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). The Purchasers may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company (other than by merger).
6.8 Third-Party Beneficiaries. The Placement Agents shall be the third-party beneficiaries of the representations and warranties of the Company in Section 3.1 and the representations and warranties of the Purchasers in Section 3.2 of this Agreement, and accordingly will be entitled to rely on the representations and warranties contained therein. This Agreement is intended for the benefit of the parties hereto and the Placement Agents and its and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person, except as otherwise set forth in Section 4.3 and this Section 6.8.
1.1Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts

Exhibit 10.1
sitting in the State of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable and documented attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.
6.7Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
6.8Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.
6.9Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.
6.10Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity or bond, if requested. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

Exhibit 10.1
6.11Remedies. The Company and each Purchaser shall be entitled to exercise all rights provided herein or granted by law, including recovery of damages, for any breach of the Transaction Documents. Each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents without the requirements of the posting of a bond. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.
6.12Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.
6.13Construction; Interpretation. The parties agree that each of them or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto. Furthermore, wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time. All article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex, letter and schedule references not attributed to a particular document shall be references to such exhibits, annexes, letters and schedules to this Agreement. In addition, the word “or” is not exclusive; the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”; the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision.
6.14WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.
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Exhibit 10.1
IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPASS PATHWAYS PLC

By:	/s/ Michael Falvey
Name: Michael Falvey
Title: Chief Financial Officer

Address for notice:

COMPASS Pathways plc 33 Broadwick Street London W1F 0DQ United Kingdom
Attention: Matthew Owens

With copies (that shall not constitute notice) to:

Goodwin Procter LLP
The New York Times Building 630 Eighth Avenue New York, NY 10018
Attention: Benjamin K. Marsh

[Signature Page to Securities Purchase Agreement]

Exhibit 10.1
IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PURCHASER

    [●]

    By:
    Name:
    Title:

    Address for notice:

    Instructions for delivery of ADSs:

[Signature Page to Securities Purchase Agreement]

Exhibit 10.1
Exhibit A
CLOSING SCHEDULE

Exhibit 10.1
Exhibit B
FORM OF WARRANT